EXHIBIT 99.4

                                                                     SCHEDULE VI

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

     Supplemental Information (For Property-Casualty Insurance Underwriters)


                                 (in thousands)

                                                                     Reserves for        Discount,
                                                        Deferred     unpaid claims        if any
                                                         policy        and claims        deducted
                                                       acquisition     adjustment      in previous     Unearned      Earned
Affiliation with Registration                              costs         expenses        column(1)     premiums      premiums
-----------------------------                          -----------    -----------     -----------     -----------   -----------
Year Ended December 31, 1998:
(a)  Consolidated property-casualty insurance
     entities                                             17,398       1,176,292            --            78,457       216,566

(b)  Unconsolidated property-casualty insurance
     entities                                               --              --              --              --            --
                                                       ---------       ---------       ---------       ---------     ---------
Year Ended December 31, 1999:
(a)  Consolidated property-casualty insurance
     entities                                             56,681       2,569,895          33,674         225,153       508,408
(b)  Unconsolidated property-casualty insurance
     entities                                               --              --              --              --            --
                                                       ---------       ---------       ---------       ---------     ---------
Year Ended December 31, 2000:
(a)  Consolidated property-casualty insurance
     entities                                             59,948       2,566,396          37,934         251,031       681,831

(b)  Unconsolidated property-casualty insurance             --              --              --              --            --
     entities                                          ---------       ---------       ---------       ---------     ---------



                                                                         Claims and claim
                                                                             adjustment
                                                                         expenses incurred             Amortization
                                                                            related to:                of deferred    Paid claims
                                                        Net           ------------------------           policy       and claims
                                                    investment        current           prior          acquisition    adjustment
                                                       income            year            year            costs         expenses
                                                     -----------     -----------      -----------       -----------   -----------
Year Ended December 31, 1998:
(a)  Consolidated property-casualty insurance
     entities                                           62,839         180,867           (14,815)            53,696      190,082

(b)  Unconsolidated property-casualty insurance
     entities                                             --              --                --                 --           --
                                                     ---------       ---------         ---------          ---------    ---------
Year Ended December 31, 1999:
(a)  Consolidated property-casualty insurance
     entities                                          121,169         391,242            (7,359)           136,731      540,546
(b)  Unconsolidated property-casualty insurance
     entities                                             --              --                --                 --           --
                                                     ---------       ---------         ---------          ---------    ---------
Year Ended December 31, 2000:
(a)  Consolidated property-casualty insurance
     entities                                          126,593         487,526            15,938            198,570       667,082

(b)  Unconsolidated property-casualty insurance           --              --                --                 --           --
     entities                                        ---------       ---------         ---------          ---------    ---------


                                                     Premiums
                                                     written
                                                    -----------

Year Ended December 31, 1998:
(a)  Consolidated property-casualty insurance
     entities                                          212,758

(b)  Unconsolidated property-casualty insurance
     entities                                             --
                                                     ---------
Year Ended December 31, 1999:
(a)  Consolidated property-casualty insurance
     entities                                          502,622
(b)  Unconsolidated property-casualty insurance
     entities                                             --
                                                     ---------
Year Ended December 31, 2000:
(a)  Consolidated property-casualty insurance
     entities                                          701,334

(b)  Unconsolidated property-casualty insurance          --
     entities                                        ---------

(1) The Company uses tabular reserving for workers' compensation indemnity reserves and discounts such reserves using an interest rate of 3.5%.